Exhibit 4.1

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THIS SENIOR SECURED CONVERTIBLE NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 12(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS SENIOR SECURED CONVERTIBLE NOTE.

SURGEPAYS, INC.

Senior Secured Convertible Note

Issuance Date: May 12, 2025	Original Principal Amount: $6,999,999.00

FOR VALUE RECEIVED, SurgePays, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Funicular Funds, LP, a Delaware limited partnership, or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced or increased pursuant to the terms hereof pursuant to redemption, conversion or otherwise, including PIK Interest (as defined below), the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, in each case as amended, supplemented or otherwise modified from time to time, this “Note”) is issued pursuant to the Senior Secured Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), dated as of May 12, 2025 (the “Effective Date”), by and among the Company, the Guarantors (as defined in the Guaranty referred to therein) from time to time party thereto (together with the Company, collectively, each a “Note Party”), and the Holder. Any capitalized term not defined herein shall have the same meaning as in the Purchase Agreement and certain capitalized terms used herein are defined in Section 32.

Signature Page to the Convertible Note

1. PAYMENTS OF PRINCIPAL.

(a) Unless this Note has been converted earlier pursuant to the terms of Section 3 hereof or this Note shall be accelerated during the continuance of an Event of Default as set forth in this Note, on the Maturity Date, all the Principal and all other Outstanding Amounts shall be due and payable and the Holder may demand the Company to redeem (in immediately available funds) this Note for the total purchase price equal to the Principal. Subject to Section 6 hereunder, the Company may prepay any portion of the outstanding Principal at any time.

(b) Starting with the month ending January 31, 2026 the Principal will amortize in equal monthly installments of $500,000 payable on each Payment Date, with a final payment of the remaining outstanding balance of this Note payable on the Maturity Date or upon earlier acceleration of this Note following the occurrence of an Event of Default.

2. INTEREST. Subject to the conversion of this Note in full or in part, until all Outstanding Amounts are paid in full in cash, this Note shall bear interest (the “Interest”) at the rate of one and one quarter percent (1.25%) per month, to be accrued on any outstanding and non-converted Principal, computed on the basis of the actual number of days elapsed and a 30-day-per-month basis. The Interest shall be paid in arrears by the Company to the Holder monthly on the last Business Day of each calendar month (each, a “Payment Date”) as follows: either, at the election of Company on such Payment Date, (a) one and one quarter percent (1.25%) of Interest per month in cash, or (y) one and one quarter percent (1.25%) per month of Interest paid in kind (“PIK Interest”) payable on each Payment Date by capitalizing and adding the amount thereof to the unpaid principal balance of this Note, and will thereafter accrue interest as part of the Principal as provided herein, and all accrued but unpaid (and not previously capitalized) interest will be payable in full in cash on the Maturity Date, if not previously paid. All interest amounts payable hereunder shall be paid in full in cash, or by conversion as permitted herein, on or before the Maturity Date or any earlier date on which such interest becomes due and payable pursuant to the terms hereof. Notwithstanding the foregoing, if any Event of Default exists, this Note and all other Outstanding Amounts shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at the rate of one and one half percent (1.5%) per month; provided that such additional default interest shall be payable in cash on demand.

3. CONVERSION OF NOTE.

(a) Optional Conversion. At any time commencing January 12, 2026 until the Maturity Date, Holder may elect to convert all or any part of the Outstanding Amount of this Note into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at the then-applicable Conversion Price (the date of any conversion, a “Conversion Date”), subject to a conversion limit in each calendar month equal to the greater of 125,000 shares of Common Stock or 10% of the average daily trading volume of the Common Stock on The Nasdaq Stock Market for the five trading days immediately preceding such Conversion Date (the “Conversion Limit”).

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(b) Fractional Shares. The Company shall not issue any fraction of a share of the Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Company’s transfer agent, if applicable) that may be payable with respect to the issuance and delivery of the Common Stock upon conversion of any portion of the Outstanding Amount.

(c) Mechanics of Conversion.

(i) Conversion. Upon conversion hereunder, the Holder shall receive the number of shares of the Common Stock as is determined by dividing (x) the Outstanding Amount by (y) the Conversion Price (such shares of the Common Stock, the “Conversion Shares”), subject to the Conversion Limit. “Conversion Price” means, (A) initially, $4.00 per share; provided, however, that if the Company at any time issues additional Common Stock (or Common Stock equivalents) for cash (other than Excluded Securities) for a price per share less than the then-applicable Conversion Price (“New Equity Round”), the Conversion Price shall be adjusted to equal the price per share paid in cash in such New Equity Round.

(ii) Notice of Conversion. Before the Holder of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Holder shall provide notice (a “Conversion Notice”) to the Company stating (1) whether it intends to surrender and exchange its Note in full or in part, and (2) the principal amount of the Note to be converted or exchanged and (3) the name or names (with addresses) in which the Holder wishes the Conversion Shares to be registered.

(iii) Delivery of Conversion Shares. The Company shall cause the Conversion Shares to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system by the date that is the earliest of (i) two (2) trading days after the delivery to the Company of the Conversion Notice, and (ii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the Conversion Notice (such date, the “Conversion Share Delivery Date”). Upon delivery of the Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the Note has been exercised, irrespective of the date of delivery of the Conversion Shares. If the Company fails to deliver to the Holder the Conversion Shares subject to a Conversion Notice within five (5) trading days after the delivery to the Company of the Conversion Notice, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares subject to such exercise (based on the current market value of the Common Stock on the date of the applicable Conversion Notice), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such five (5) trading day period until such Conversion Shares are delivered or Holder rescinds such conversion. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as the Notes remains outstanding. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the Conversion Notice.

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(iv) Stock Ledger. In the event that any portion of the Note is converted into shares of Common Stock pursuant to Section 3(a), the Company shall record on its stock ledger the issuance of the Common Stock upon the issuance of such shares of the Common Stock.

(v) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 12, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within three (3) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be).

(d) Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own immediately after giving effect to such conversion and the subsequent issuance of shares of Common Stock of Company in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock of the Company that will be outstanding upon the date thereof. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note and underlying other securities of the Company with respect to which the determination of such sentence is being made. For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not exceed 19.99% of the shares of Common Stock of Company without the consent of the stockholders of Company, and shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”, each of the events in clauses (vi), (vii) and (viii) shall constitute a “Bankruptcy Event of Default”, and the event in clause (xvi) shall constitute a “Liquidation Event of Default”:

(i) The Common Stock of the Company is delisted or no longer listed on an Eligible Market.

(ii) The Company shall at any time have reserved less than 150% of the number of shares of the Common Stock as shall from time to time be necessary to effect the conversion of all the Principal amount of the Notes then outstanding (without regard to any limitations on conversions) at the Conversion Price (the “Required Reserve Amount”);

(iii) the Company’s (A) failure to deliver the required number of shares of the Common Stock within five (5) Business Days after the Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of the Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(c);

(iv) the Company’s or any other Note Party’s failure to pay to the Holder any amount of Principal or any other amounts when and as due under this Note or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;

(v) the Company fails to remove any restrictive legend on any certificate of any shares of its Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Purchase Agreement) acquired by the Holder under the Purchase Agreement (including this Note) as and when required by the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least ten (10) Business Days;

(vi) the Company, any other Note Party, or any of their respective Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute) after the date hereof, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing

(vii) the commencement by the Company, any other Note Party or any of their respective Subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company, any other Note Party or any such Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any other Note Party or any of their respective Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company, any other Note Party or any of their respective Subsidiaries in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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(viii) the entry by a court of (I) a decree, order, judgment or other similar document in respect of the Company, any other Note Party or any of their respective Subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (II) a decree, order, judgment or other similar document adjudging the Company, any other Note Party or any of their respective Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company, any other Note Party or any of their respective Subsidiaries under any applicable federal, state or foreign law or (III) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any other Note Party or any of their respective Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(ix) the Company or any of the other Note Parties, individually or in the aggregate, either (a) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Note Party (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (b) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any of the other Note Parties, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, or condition (including financial condition) of the Company or any of the other Note Parties, individually or in the aggregate;

(x) other than as specifically set forth in another clause of this Section 4(a), the Company or any other Note Party breaches any representation or warranty, in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured within thirty (30) days after the occurrence thereof;

(xi) any Material Adverse Effect occurs;

(xii) other than the dissolution of LogicsIQ, Inc., the liquidation, dissolution, or winding up of the Company or any other Note Party;

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(xiii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and/or any of the other Note Parties and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company, provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Note Party (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiv) any provision of any Transaction Document (including, without limitation, any Security Document) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any of its Subsidiaries or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, any Security Document);

(xv) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms of the Transaction Documents, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Holder or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against any Note Party or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Note Party, or any Governmental Authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof; or

(xvi) any material damage to, or loss, theft or destruction of, any material portion of the Collateral, whether or not insured.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default, the Company shall within five (5) Business Days deliver written notice thereof via electronic mail (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (other than any Bankruptcy Event of Default or any Liquidation Event of Default), the Required Holders may require the Company to immediately redeem in cash (regardless of whether such Event of Default has been cured) all or any portion of the Notes and all other outstanding and unpaid Outstanding Amounts due hereunder and under the other Transaction Documents by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, in each case such Outstanding Amounts to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, the Event of Default Redemption Notice shall indicate the portion of this Note and all other outstanding and unpaid Outstanding Amounts that the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed in cash by the Company at a price equal to the sum of (i) an amount equal to (a) all outstanding and unpaid Principal to be redeemed, multiplied by (b) the Redemption Premium (the “Event of Default Redemption Price”) plus (ii) an amount equal to all other Outstanding Amounts. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 8. To the extent redemptions are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

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(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, immediately and without notice, all outstanding and unpaid Outstanding Amounts due hereunder and under the other Transaction Documents plus the Bankruptcy Event of Default Redemption Premium, in each case shall automatically become immediately due and payable in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary.

(d) Mandatory Redemption upon Liquidation Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Liquidation Event of Default, immediately and without notice, the Company shall pay to the Holder an amount in cash equal to the greater of: (i) the sum of (x)(I) all outstanding and unpaid Principal, multiplied by (II) the Redemption Premium, plus (y) an amount equal to all other Outstanding Amounts, and (ii) the amount of liquidation preference payable to the Holder if it has elected to convert this Note immediately prior to such Liquidation Event of Default, in each case which shall automatically become immediately due and payable in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary; provided, that the Holder may, in its sole discretion, waive such right to receive payment upon a Liquidation Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. FUNDAMENTAL TRANSACTION. In the event of any Fundamental Transaction pursuant to which holders of shares of Common Stock of the Company are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock of the Company (a “Corporate Event”), the Holder shall have the option, upon request, to demand payment in an amount of cash equal to the sum of (a)(i) all outstanding and unpaid Principal, multiplied by (ii) the Redemption Premium, plus (b) any other Outstanding Amounts, which payment shall be in full satisfaction of the obligations of the Company under this Note.

6. REDEMPTIONS AT THE COMPANY’S ELECTION.

(a) Company Optional Redemption. At any time, the Company shall have the right to redeem all, or any part, of the Outstanding Amount then remaining under this Note (each, a “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (each, a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 6(a) shall be redeemed by the Company in cash at a price (each, a “Company Optional Redemption Price”) equal to the following (the “Redemption Price Schedule”):

(i) If the Company Optional Redemption Date occurs prior to the Maturity Date of this Note, then the Company Optional Redemption Price shall be equal to the sum of (A) (I) the Principal being redeemed as of such Company Optional Redemption Date multiplied by (II) 102%, plus (B) the accrued and unpaid interest as of such Company Optional Redemption Date;

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(ii) If the Company Optional Redemption Date occurs on the Maturity Date, then the Company Optional Redemption Price shall be equal to the sum of (A) (I) the Principal being redeemed as of such Company Optional Redemption Date multiplied by (II) 100%, plus (B) the accrued and unpaid interest as of such Company Optional Redemption Date;

(b) The Company may exercise its right to require redemption under Section 6(a) by delivering five (5) business day prior written notice thereof by electronic mail to all, but not less than all, of the holders of Notes (each, a “Company Optional Redemption Notice” and the date all of the holders of Notes received such notice is referred to as a “Company Optional Redemption Notice Date”), with each such Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than five (5) days following the applicable Company Optional Redemption Notice Date, and (y) state the aggregate Outstanding Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 6 on the Company Optional Redemption Date.

(c) All Outstanding Amounts converted by the Holder after a Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 6 shall be made in accordance with Section 8. In the event of the Company’s redemption of any portion of this Note under this Section 6, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 6(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(d) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 6(a) above, then it must simultaneously take the same action with respect to all of the Notes.

7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Purchase Agreement), Bylaws (as defined in the Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

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8. REDEMPTIONS.

(a) Mechanics Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash, as applicable, within five (5) Business Days after the Company’s receipt of an Event of Default Redemption Notice. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Outstanding Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal which has not been redeemed). In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Outstanding Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Outstanding Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 13(d), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 8, if applicable) minus (2) the Principal portion of the Outstanding Amount submitted for redemption.

9. VOTING RIGHTS. In the absence of conversion of this Note into the Common Stock, the Holder shall have no voting rights or other rights as a stockholder of the Company solely as the holder of this Note, except as required by law (including, without limitation, the Nevada Revised Statutes).

10. SECURITY. This Note is secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and any other Security Documents).

11. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any amendment, modification or waiver to this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 11.

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12. TRANSFER. This Note may not be offered, sold, assigned or transferred by the Holder without the consent of the Company, not to be unreasonably withheld, provided that no consent of the Company shall be required if either (x) an Event of Default shall have occurred or be continuing or (y) such assignment is to any Affiliate of the Holder, in each case upon surrender of the Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note.

13. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions as this Note.

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14. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

16. RESERVED.

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17. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

18. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

19. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 19 shall permit any waiver of any provision of Section 3(d).

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20. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(g) of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Buyer, shall initially be as set forth on the Schedule of Buyers attached to the Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

21. CANCELLATION. After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

22. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

23. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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24. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

25. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 25 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Purchase Agreement.

26. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company to the extent that an exemption exists to registration requirements under the 1933 Act, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

27. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Holder under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

28. ASSIGNMENT BY THE COMPANY. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

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29. ENTIRE AGREEMENT. This Note and the other Transaction Documents constitutes and contains the entire agreement among the Company and Holder and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

30. COUNTERPARTS. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of manually executed signature pages will be deemed binding originals

31. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bankruptcy Event of Default Redemption Premium” means:

(i) If a Bankruptcy Event of Default occurs prior to the Maturity Date, 2% of all of the outstanding and unpaid Principal due hereunder and under the other Transaction Documents; and

(ii) If a Bankruptcy Event of Default occurs on or after the Maturity Date, 0% of all of the outstanding and unpaid Principal due hereunder and under the other Transaction Documents;

(f) “Bloomberg” means Bloomberg, L.P.

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(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(h) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of the Company’s Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(i) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(j) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock for which such common stock is exchanged, or into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

(m) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock, or restricted stock units, issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an equity incentive plan, provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Issuance Date pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the Issuance Date; and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Funicular; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an equity incentive plan that is covered by clause (i) above) issued prior to the Effective Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an equity incentive plan that is covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an equity incentive plan is are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an equity incentive plan that is covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Issuance Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Effective Date), and (iv) any shares of Common Stock issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (IV) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.

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(n) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(o) “GAAP” means United States generally accepted accounting principles, consistently applied.

(p) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(q) “Indebtedness” shall have the meaning ascribed to such term in the Purchase Agreement.

(r) “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(s) “Maturity Date” shall mean May 12, 2027.

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(t) “Obligations” means and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by any Note Party to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note or any other Transaction Document, including all interest, fees, charges, expenses (including, for the avoidance of doubt attorneys’ fees and costs and accountants’ fees and costs) and costs chargeable to and payable by any Note Party hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(u) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v) “Outstanding Amount” means the sum of (i) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (ii) any unpaid interest, and (iii) any other unpaid Obligations pursuant to the Transaction Documents, if any.

(w) “Permitted Indebtedness” is defined in Section 5(o) of the Purchase Agreement.

(x) “Permitted Liens” is defined in Section 5(n) of the Purchase Agreement.

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) “Redemption Notices” means, collectively, the Event of Default Redemption Notices or the Company Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(aa) “Redemption Premium” means:

(i) If the applicable Event of Default or Fundamental Transaction occurs prior to the Maturity Date, 102%; and

(ii) If the applicable Event of Default or Fundamental Transaction occurs on or after the Maturity Date, 100%.

(bb) “Redemption Prices” means, collectively, (i) the Event of Default Redemption Prices, (ii) the Company Optional Redemption Prices and (iii) as applicable, payments required under Section 4(c), Section 4(e) or Section 5 of all outstanding and unpaid Principal, multiplied by the Redemption Premium (plus any other Outstanding Amounts), and each of the foregoing, individually, a “Redemption Price.”

(cc) “Revenue” means, with respect to any given cash flow, receivable or other general intangible, the revenue directly attributable thereto of the Company or any of its Subsidiaries, as determined in accordance with GAAP.

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(dd) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ee) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ff) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock of the Company, any day on which the Common Stock of the Company is traded on an Eligible Market, or, if an Eligible Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(gg) “VWAP” means, for each Trading Day, the daily volume-weighted average price for shares of Common Stock of the Company on the Nasdaq Capital Market during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average). If the VWAP cannot be calculated for shares of Common Stock of the Company on such date(s) on the forgoing basis, the VWAP of such shares on such date(s) shall be the fair market value per share on such date(s) as mutually determined by the Company and the Required Holders. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

20

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SURGEPAYS, INC.

By:
Name:
Title:

Signature Page to the Convertible Note